UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

Previously, Gevo, Inc. (the “Company”) announced on October 16, 2024, that it secured conditional commitment (the “Conditional Commitment”) from U.S. Department of Energy Loan Programs Office (the “DOE LPO”) to guarantee a $1.46 billion (excluding $167 million in capitalized interest during construction) loan for its ATJ-60 synthetic aviation fuel project (formerly known as Net-Zero 1) in Lake Preston, South Dakota. On October 8, 2025, the company received a letter from the DOE LPO granting an extension of the Conditional Commitment until April 16, 2026 (the “Extension”). The Extension allows the Company and DOE LPO to evaluate certain potential modifications to the project scope under the Conditional Commitment in order to address energy policies and priorities. The Conditional Commitment will remain effective during the extension period in order to allow for modifications which satisfy the DOE LPO. The potential scope modifications include the construction of a lower cost 30 million gallon per year jet fuel production facility (“ATJ-30”) to develop jet fuel production at the Company's existing ethanol and carbon capture utilization and storage facility in North Dakota and the optimal use of captured carbon dioxide for enhanced oil recovery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: October 14, 2025	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary